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                                                                    EXHIBIT 23.1


                       [LETTERHEAD OF KPMG PEAT MARWICK]

                              ACCOUNTANT'S CONSENT
                              --------------------



 The Stockholders and Board of Directors
 North Fork Bancorporation, Inc.


 We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the North Fork Bancorporation, Inc. 1994 Key Employee Stock Plan of our report dated January 17, 1994, relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for each of the years in the three-year period ended December 31, 1993, which report is incorporated by reference in the December 31, 1993 annual report on Form 10-K of North Fork Bancorporation, Inc. Our report refers to a change in the methods of accounting for income taxes and postretirement benefits other than pensions.




                                    /s/ KPMG PEAT MARWICK
                                    --------------------------------
                                    KPMG PEAT MARWICK



 Jericho, New York
 May 3, 1994